SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934



Filed by the registrant    [x]
Filed by a party other than the registrant     [  ]

Check the appropriate box:
     [ ]  Preliminary proxy statement
     [ ] Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2))
     [X]  Definitive proxy statement
     [ ] Definitive additional materials [ ] Soliciting material pursuant to Rule 14a-12

                     Alternative Technology Resources, Inc.
                     --------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x]  No fee required

     [ ]  Fee computed on table below per Exchange Act Rules  14a-6(4) and 0-11.
          1) Title of each class of securities to which transaction applies:

          2)   Aggregate number of securities to which transactions applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4)   Proposed maximum aggregate value of transaction:

          5)   Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                     ALTERNATIVE TECHNOLOGY RESOURCES, INC.
                                  629 J Street
                              Sacramento, CA 95814



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
                     ALTERNATIVE TECHNOLOGY RESOURCES, INC.
                           TO BE HELD DECEMBER 3, 2003


To Our Stockholders:

The Annual Meeting of Stockholders of Alternative Technology Resources, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, December 3, 2003, at 10:00 a.m., local time, at 629 J Street, Sacramento, California 95814, for the following purposes:

     1.   To elect three directors;

     2. To amend our Certificate of Incorporation to change our corporate name from Alternative Technology Resources, Inc. to National Healthcare Exchange Services, Inc.; and

     3. To approve other matters as may properly come before the meeting, including adjournment of the meeting.

All of the above matters are more fully described in the accompanying Proxy Statement. Stockholders of record as of the close of business on October 8, 2003 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.


                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ Alan Baron
                                              Alan Baron
                                              Chairman of the Board


Sacramento, California
October 28, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE THAT PROXY AT ANY TIME PRIOR TO VOTING, AND STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY WISH.

                     ALTERNATIVE TECHNOLOGY RESOURCES, INC.
                                  629 J Street
                              Sacramento, CA 95814

                                 PROXY STATEMENT

SOLICITATION OF PROXIES

Your proxy in the form enclosed is solicited by the Board of Directors of Alternative Technology Resources, Inc. (the "Company") for use in voting at the Annual Meeting of Stockholders to be held on Wednesday, December 3, 2003, at 10:00 a.m. local time, at the Company's headquarters located at 629 J Street, Sacramento, California 95814. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about October 28, 2003.

The expense of soliciting proxies will be borne by the Company. The principal solicitation of proxies is being made by mail and personal delivery. However, additional solicitations may be made by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services.

In the case of employee stockholders located in the Company's office in Sacramento, California, and in the case of certain other stockholders (see "Certain Relationships and Related Transactions"), this Proxy Statement and related materials may be hand delivered.

VOTING SECURITIES

The Company is currently authorized to issue up to 100,000,000 shares of common stock, par value $.01, and 1,200,000 shares of preferred stock, par value $6.00, of which 2,000 shares have been designated as Series A Preferred Stock. The record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting is October 8, 2003, and as of such date 72,476,014 shares of common stock were issued and outstanding, and 1,232 shares of Series A Preferred Stock were issued and outstanding. Each share of common stock shall be entitled to one vote. The Series A Preferred Stock is not entitled vote at the Annual Meeting.

REQUIRED VOTE

The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote is necessary to provide a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. For the election of directors, the nominees for director who receive the most votes will be elected. Stockholders may not cumulate their votes. With regard to the election of directors, votes may be cast "For" or "Withheld" for each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. For Proposal Two, the holders of the majority of the outstanding shares of common stock must vote in favor of the proposal. Brokers who hold shares in street name have the authority to vote in their discretion on "routine" items (such as for the election of directors) when they have not received instructions from beneficial owners. With respect to "non-routine" items, no broker may vote shares held for customers without specific instructions from such customers. For purposes of the Proposal Two, a broker non-vote is equivalent to a "no" vote.

REVOCABILITY OF PROXIES

Shares represented by a duly executed proxy in the accompanying form received by the Board of Directors prior to the Annual Meeting will be voted at the Annual Meeting. Any such proxy may be revoked at any time prior to exercise by written request delivered to the Secretary of the Company stating that the proxy is revoked, by the execution and submission of a later dated proxy, or by voting in person at the Annual Meeting. If a stockholder specifies a choice with respect to any matter to be voted upon by means of the accompanying form of proxy, the shares will be voted in accordance with the specification so made. If the endorsed proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted as recommended by the Board of Directors.

                                 PROPOSAL NO. 1

                      NOMINATION AND ELECTION OF DIRECTORS

Our Bylaws authorize the Board of Directors to fix the number of directors between three and seven. The exact number of directors is currently fixed at three by resolution of the Board of Directors.

The Board of Directors nominees are Messrs. Alan Baron, Mark W. Rieger and Jeffrey S. McCormick, each to serve until the next Annual Meeting of Stockholders and until his successor shall be elected and qualified or until his earlier death, resignation or removal. Each of the nominees currently serves on the Board of Directors. If any nominee is not available for election, the Board of Directors will recommend the election of a substitute nominee and proxies in the accompanying form will be voted for the election of the substitute nominee unless authority to vote such proxies in the election of directors has been withheld. The Board of Directors has no reason to believe that any of the nominees will be unavailable for election.

During the last fiscal year, Messrs. James W. Cameron, Jr. and Edward L. Lammerding served as Directors of the Company. In addition, Mr. Lammerding also served on the Compensation Committee and the Audit Committee. Mr. Cameron resigned on June 30, 2003 and Mr. Lammerding declined re-election.

The following table indicates certain information concerning the nominees. There are no family relationships among any directors or executive officers.


Name                Age  Principal Occupation at Present and for the Past
                         Five Years
----                ---  --------------------------------------------

Alan Baron           53  Chairman of the Board of Directors since July 2003. Mr.
                         Baron  has  served as  general  partner  since  1991 of
                         Decameron   Partners,   LLP,   a   private   investment
                         partnership based in New York. Mr. Baron received his Master of Arts degree in Humanities from University of Texas, and a Bachelors of Arts degree in Economics from the Hofstra University.


Mark W. Rieger       46  Director and Chief  Executive  Officer since July 2003,
                         Chief  Financial  officer since August 2003. Mr. Rieger
                         has   worked   more   than  17  years   in   healthcare
                         administration.  From 1990 - 2000,  Mr.  Rieger was the
                         Regional  Service Line  Administrator  at Sutter Health

                         Central, Sacramento. Sutter Health is one of the largest integrated healthcare systems in the U.S. today. In addition to having experience in hospital operations, Mr. Rieger has experience in specialty services network development and managed care contracting. Since joining the Company in 2000, Mr. Rieger has served in both a sales and operations management role. Most recently he was the Vice President of Plan Purchaser Services. Mr Rieger received his Master of Science degree in Applied Physiology from Northeastern University of Boston, and a Bachelors of Science degree in Psychology from the State University College at Buffalo.

Jeffrey S. McCormick  41 Director since November 2000,  Chief Executive  Officer from February 2000 and until July 2003. Founder and Managing Director since 1993 of Saturn Asset Management, Inc., a Boston based venture capital and private equity firm, which predominantly focuses on healthcare, electronic commerce, digital media and telecommunications. He currently sits on the Board of Directors of Saturn and MediaSite, Inc., a Saturn portfolio company. Mr. McCormick received his Masters in Business Administration in Finance and his Bachelors of Science degree in Biology from Syracuse University.

VOTE REQUIRED

Directors will be elected by a plurality of the votes cast at the meeting. This means that the nominees receiving the highest number of votes will be elected as directors. Votes withheld for any nominee will not be counted. Assuming a quorum is present, abstentions and broker non-votes will have no effect on the election of directors. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" MESSRS. BARON, RIEGER AND MCCORMICK.

COMMITTEES OF THE BOARD; MEETINGS AND ATTENDANCE

The Company has Compensation and Audit Committees. The Company does not have a Nominating Committee.

The Audit Committee met three times in fiscal year 2003. The Audit Committee provides advice and assistance regarding accounting, auditing and financial reporting practices of the Company. It reviews with the Company's independent auditors the scope and results of their audit, fees for services and independence in servicing the Company. In fiscal year 2003, the Audit Committee consisted of Mr. Lammerding.

From 1995 until November 2000, Mr. Edward L. Lammerding served as the Company's Chief Financial Officer. Because Mr. Lammerding was an officer of the Company during the last three years, he is not an independent director as defined by the NASD rules.

The Board of Directors has evaluated the above-described non-independent relationship and has determined in its business judgment that the best interest of the Company and its stockholders will be served by Mr. Lammerding's appointment to the Audit Committee. In light of the limited number of directors and that Mr. Lammerding was not compensated while serving as an officer, the Board of Directors has determined, in its business judgment, that the prior relationship does not interfere with Mr. Lammerding's exercise of independent judgment.

In accordance with Securities and Exchange Commission regulations, the following is the Audit Committee Report. Such report is not deemed to be filed with the Securities and Exchange Commission.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the financial reporting process for Alternative Technology Resources, Inc. on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed the annual financial statements included in the annual report and filed with the Securities and Exchange Commission as well as the unaudited financial statements filed with the Company's quarterly reports on Form 10-Q.

In accordance with the Statements on Accounting Standards (SAS) No. 61, discussions were held with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the reports. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Audit Committee has discussed with the independent auditors their independence from Alternative Technology Resources, Inc. and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1.

The Audit Committee has also met and discussed with Alternative Technology Resources, Inc.'s management, and its independent auditors, issues related to the overall scope and objectives of the audits conducted, the internal controls used by Alternative Technology Resources, Inc., and the selection of Alternative Technology Resources, Inc.'s independent auditors. In addition, the Audit Committee discussed with the independent auditors with management present the specific results of audit investigations and examinations and the auditor's judgments regarding any and all of the above issues.

Pursuant to the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2003, for filing with the Securities and Exchange Commission.

Signed by the Audit Committee this 16th day of October 2003.

                                               Edward L. Lammerding
                                               Member

The Compensation Committee met once in fiscal year 2003. The Compensation Committee reviews and approves the compensation and benefits for our key executive officers, administers our stock option plans and makes recommendations to the Board of Directors regarding such matters. In fiscal year 2003, the Compensation Committee consisted of Mr. Lammerding.

During fiscal year 2003, the Board of Directors met four times and acted by unanimous written consent five times. All of our directors attended all the meetings of the Board of Directors and committees on which they served during fiscal year 2003.

COMPENSATION OF DIRECTORS

Directors do not receive cash compensation for serving as such; however, each Director can be granted annual stock options under the Company's 2002 Stock Option Plan. For fiscal year 2003, Messrs. Cameron, McCormick and Lammerding were granted options to purchase 25,000 shares of the Company's common stock at an exercise price equal to the fair market value on the date of grant.

                                 PROPOSAL NO. 2

                         APPROVAL OF AN AMENDMENT TO OUR
                    CERTIFICATE OF INCORPORATION CHANGING OUR
          CORPORATE NAME TO NATIONAL HEALTHCARE EXCHANGE SERVICES, INC.

The Board of Directors has unanimously adopted a resolution proposing an amendment to our Certificate of Incorporation to change the Company's corporate name from Alternative Technology Resources, Inc. to National Healthcare Exchange Services, Inc.

In December 1996, we changed our name to Alternative Technology Resources, Inc. for the purposes of providing foreign computer programmers. In August 1999, we identified what we believe to be a significant business opportunity in the healthcare industry and began developing a business model involving the establishment of the healthcare exchange. In line with our strategy to focus on the establishment of the healthcare exchange, we suspended recruitment of foreign computer programmers in December 1999 and began pursuing the conversion of foreign computer programmers to become employees of our customers. This conversion process was complete as of June 30, 2001, and we are no longer in that business. In order to conform our legal name to our current business, the Board of Directors proposes to amend Article I of our Certificate of Incorporation to change the Company's corporate name to National Healthcare Exchange Services, Inc. By approving this proposal, Article I of our Certificate of Incorporation would be amended to read as follows:

   "FIRST: The name of the Corporation is National Healthcare Exchange, Inc."

VOTE REQUIRED

The affirmative vote of holders owning a majority of the outstanding shares at the record date is needed to approve the amendment to our Certificate of Incorporation. Unless otherwise directed, proxies in the accompanying form will be voted "FOR" the amendment to change our corporate name to National Healthcare Exchange Services, Inc.

If approved by the Company's shareholders, the amendment to the Company's Certificate of Incorporation to change the Company's name to National Healthcare Exchange Services, Inc. would become effective as soon as reasonably practicable after this annual meeting by our filing of an Certificate of Amendment with the Delaware Secretary of State.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL OF THIS PROPOSAL.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FINANCING ARRANGEMENTS

On August 15, 2003, Mr. James W. Cameron, Jr., the Company's former Chairman and Chief Financial Officer, purchased 1,232 shares of the Company's Series A Preferred Stock, $6.00 par value per share, at $1,000 per share for an aggregate sum of $1,232,000. The Series A Preferred Stock provides for a dividend preference of $0.50 per share if and when declared by the Board of Directors, and a liquidation preference of $6.00 per share. In addition, the shares of Series A Preferred Stock have no voting rights, except as required by law, and are not convertible into any other securities.

As of June 30, 2003, the Company has received short-term, unsecured financing to fund our operations in the form of notes payable of $5,555,109 from Mr. James W. Cameron, Jr., the Company's then Chairman and Chief Financial Officer, and another stockholder. These notes bear interest at 10.25%. On November 1, 2002, the Company agreed with Mr. Cameron to extend the due date on notes payable to him until December 31, 2003 in exchange for an extension fee of 2%. These extended notes total $2,873,694, including accrued interest and extension fees, and bear interest at 10.25% per annum. Also on November 1, 2002, the Company agreed with the other note holder to extend the due date of his convertible promissory notes until December 31, 2003. These convertible promissory notes total $2,681,415, including accrued interest, bear interest at 10.25% per annum and are convertible into common stock at $3.00 per share at the note holder's option. During fiscal year 2003, Mr. Cameron loaned the Company an additional $619,000 bearing interest at 10.25%, of which $193,000 was repaid to Mr. Cameron in October 2002. Subsequent to fiscal year 2003, the notes payable in the amount of $2,873,694, along with $283,191 in accrued Series D Preferred Stock dividends owed by the Company, were assigned by Mr. Cameron to Mr. Baron, the Company's current Chairman. As of September 2003, Mr. Baron forgave all of the obligations under such notes, including the $283,191 in accrued Series D Preferred Stock dividends. In addition, of the convertible notes totaling $2,681,415, the note holder agreed to convert $2,344,704 of the outstanding principal and all accrued and unpaid interest under certain convertible notes into 3,086,043 shares of the Company's common stock leaving a total of $336,711 outstanding.

During the period between January 9, 2002 and March 28, 2002, the Company sold 1,232,584 shares of its common stock at a purchase price of $2.25 per share. The shares of common stock issued in the private placement are restricted securities. Proceeds, net of offering costs, were $2,742,519. The proceeds from the private placement were used to fund operations and repay debt. Mr. Cameron, the Company's then Chairman and Chief Financial Officer, purchased 222,222 shares the Company's common stock in the private placement. Because the purchase price of such stock was less than the public trading price on the date of purchase, we recorded compensation expense of $138,583 during fiscal year 2002. In October 2002, pursuant to the terms of this private placement and as a result of the October 2002 private placement at a purchase price lower than $2.25, 1,540,729 additional shares were issued to these investors based on the October 2002 private placement price of $1.00 per share. Compensation expense of $347,222 was recorded for the additional shares issued to the Company's then Chairman and Chief Financial Officer.

As a result of the Company's July 2002 bridge financing in which we granted warrants equal to 30% of the loan at an exercise price of $1.00 per share, the Company granted to the investors of the January 2002 and October 2002 private placements warrants to purchase 30% of their respective investment at an exercise price of $1.00 per share. The Company's then chairman and chief financial officer, a participant in the private placement, received a warrant to purchase 150,000 shares of common stock at an exercise price of $1.00 per share, which was greater than the fair value of the common stock at the warrant issuance date.

OTHER

On August 1, 2000, Mr. Cameron entered into an agreement with Mr. McCormick, the Company's then Chief Executive Officer, to grant him the option to purchase 6,000,000 shares of the Company's common stock from Mr. Cameron at the purchase price of $3.625 per share, which represented the trading price of the Company's stock on that date. This option is vested immediately, and on September 17, 2001, the expiration date of the option grant was extended from the original date of August 1, 2003 until August 1, 2006. On August 15, 2003, Mr. Cameron, McCormick ATEK Investments LLC, an entity controlled by Mr. McCormick, and the Company agreed to cancel, without value, the option requiring Mr. Cameron to sell 6,000,000 shares of our common stock owned by Mr. Cameron to the McCormick ATEK Investment LLC at the purchase price of $3.625 per share. In addition, because of Mr. McCormick's July 1, 2003 resignation as the Company's Chief Executive Officer, Mr. McCormick's employment agreement with the Company has been terminated. As a result of the termination, Mr. McCormick's options to purchase 7,000,000 shares and 4,000,000 shares of the Company's common stock granted in connection with his employment became fully vested and are exercisable pursuant to the terms of the respective option agreements.

In November 1995, the Company entered into a lease agreement for its Sacramento facility under a one-year lease with Mr. Cameron. The lease has been extended to January 31, 2004. At June 30, 2003, $559,220 of rent owed for fiscal years 1996 through 2003 is included in the balance of accounts payable to stockholders. Rent expense under this lease was $143,122, $148,302 and $139,272 for the years ended June 30, 2003, 2002 and 2001 respectively. On July 18, 2003, the Company signed the sixth addendum to its lease located in Sacramento, California, with Mr. Cameron. Under the terms of the sixth addendum, Mr. Cameron forgave $559,220 in rent and interest on rent reported as accounts payable to stockholder in our financial statements. As consideration for forgiven unpaid rent and interest, we assigned excess furniture and equipment to Mr. Cameron. In addition, the sixth addendum reduced our office space from 7,523 square feet to 4,827 square feet, and our monthly rent is currently stipulated to be $3,794.

During  the  fiscal  years  ended  June 30,  2003,  2002  and  2001,  Cameron  &
Associates, which is wholly owned by Mr. Cameron, provided consulting services to the Company. Fees for such services totaled $50,000, 120,000 and $120,000 in fiscal year 2003, 2002 and 2001, respectively.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

Based solely upon review of written declarations and any copies of such forms received by it from officers, directors and stockholders owning more than ten percent of the outstanding shares, the Company believes that during fiscal 2003 all required reports pursuant to Section 16(a) by officers, director and 10% stockholders were timely filed.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION REPORT FROM THE COMPENSATION COMMITTEE

Compensation Committee. The Compensation Committee reviews and approves the compensation and benefits for our key executive officers, administers our stock option plans and makes recommendations to the Board of Directors regarding such matters. In fiscal year 2003, the Compensation Committee held one meeting and consisted of Mr. Lammerding, a non-employee director.

Compensation Philosophy. The Compensation Committee develops and implements the Company's executive compensation philosophy to offer compensation opportunities that attract and retain executives whose abilities and skills are critical to the long-term success of the Company. The Committee provides the Company's executive officers with annual stock option grants under the Company's 1997 Stock Option/Stock Issuance Plan, 2002 Stock Option Plan and outside these plans at an exercise price equal to the fair market value on the date of grant.

Chief Executive Officer Compensation. The Chief Executive Officer's salary, bonus and equity grants follow the policies set forth above. In determining Mr. McCormick's compensation package, the Committee considered compensation practices for other service companies and the Company's financial condition. The annual base salary for Mr. McCormick is $150,000. However, in an effort to conserve cash, Mr. McCormick agreed to only take $12,500 as salary for fiscal year 2003. In November 2002, the Company granted Mr. McCormick a non-qualified stock option to purchase 4,000,000 shares of common stock at $1.25. The options vest 25% per year over four years. No bonus was awarded to Mr. McCormick during fiscal year 2003.

The tables that follow, and accompanying narrative, reflect the decisions covered by the above discussion.

                                          Compensation Committee of
                                          Alternative Technology Resources, Inc.

                                          Edward L. Lammerding

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee was an officer or employee of the Company during fiscal year 2003. None of the executive officers of the Company has served on the Board of Directors or on the Compensation Committee of any other entity, any of whose officers serve either on the Board of Directors or on the Compensation Committee of the Company.

                  EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

The following table contains information regarding compensation paid with respect to the three preceding fiscal years to the Company's Chief Executive Officer and each other executive officer whose salary and bonus exceeded $100,000 for the fiscal year ended June 30, 2003:

                                            Summary Compensation Table
                                            --------------------------

                                                                                              Long-Term Compensation
                                                    Annual Compensation                               Awards
                                         -------------------------------------------    -----------------------------------
                                                                         Other              Securities        All Other
                                Fiscal                                  Annual             Underlying       Compensation
Name                             Year     Salary ($)     Bonus       Compensation         Options/SARs#       and LTIP
----                             ----     ----------     -----       ------------         -------------       --------

Jeffrey S. McCormick(1)         2003     $   12,500(2)   None              None             4,025,000(3)(4)     None
Chief Executive Officer         2002     $  150,000      None              None                57,143(5)(6)     None
                                2001     $  150,000      None              None                25,000(7)        None

James W. Cameron, Jr. (8)       2003           None      None      $     50,000(9)            175,000(10)(4)    None
Chief Financial Officer         2002           None      None      $    120,000(9)             25,000(5)        None
                                2001           None      None      $    120,000(9)             25,000(7)        None


(1) Mr. McCormick resigned as the Company's Chief Executive Officer, effective July 1, 2003.
(2) Mr. McCormick was entitled to $150,000 as compensation for his services as the Company's Chief Executive Officer. In an effort to conserve cash, Mr. McCormick agreed to only take $12,500 as salary for fiscal year 2003.
(3) On November 7, 2002, the Company granted Mr. McCormick a non-qualified option to purchase 4,000,000 shares of common stock at $1.25 per share.
(4) On January 2, 2003, the Company granted to Mr. McCormick and Mr. Cameron an option to purchase 25,000 shares of common stock at $0.75 per share.
(5) On January 2, 2002, the Company granted to Mr. McCormick and Mr. Cameron an option to purchase 25,000 shares of common stock at $2.90 per share.
(6) On June 7, 2002, the Company granted to Mr. McCormick a non-qualified option to purchase 32,143 shares of common stock at $0.01 per share.
(7) On January 2, 2001, the Company granted to Mr. McCormick and Mr. Cameron an option to purchase 25,000 shares of common stock at $1.34 per share.
(8) Mr. Cameron resigned as the Company's Chief Financial officer and Director, effective June 30, 2003.
(9) Amounts were paid to Cameron and Associates for providing consulting services to the Company.
(10) In connection with a financing in which Mr. Cameron was an investor, on December 11, 2002, the Company granted to Mr. Cameron a warrant to purchase 150,000 shares of common stock at $1.00 per share.

The following table provides information relating to stock options granted during fiscal year ended June 30, 2003.

                     Options/SAR Grants in Last Fiscal Year
                                                                                                Potential Realized Value at
                                                  % of Total                                     Assumed Annual Rates of
                                                   Options                                    Stock Price Appreciation for
                                                  Granted to      Exercise                             Option Term
                               Options/SARs      Employees in    Price per     Expiration     -----------------------------
                                 Granted#        Fiscal Year       Share          Date             5%                10%
                                 --------        -----------       -----          ----             --                ---

James W. Cameron, Jr.               25,000            0.59%         $0.75      1/2/2013      $     30,542     $      48,633

Jeffrey S. McCormick                25,000            0.59%         $0.75      1/2/2013      $     30,542     $      48,633
                                 4,000,000           94.56%         $1.25     11/7/2012      $  8,144,743     $  12,968,712

Percentages shown under "Percent of Total Options Granted to Employees in the Last Fiscal Year" are based on an aggregate of 4,230,000 options granted to our employees under the 1997 Stock Option/stock Issuance Plan, the 2002 Stock Option Plan and outside of this plan during the fiscal year 2003.

Potential realizable value is based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the ten-year term. These numbers are calculated based on Securities and Exchange Commission regulations and do not reflect our projection or estimate of future stock price growth. Potential realizable values are computed by:

     o Multiplying the number of shares of common stock subject to a given option by the exercise price.

     o Assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire ten-year term of the option, and

     o    Subtracting from that result the aggregate option exercise price.

                          FISCAL YEAR END OPTION VALUES

The following table sets forth for each of the executive officers named in the Summary Compensation Table the number and value of exercisable and unexercisable options and SARs at fiscal year end:

                                                                Number of Securities
                                                               Underlying Unexercised                 Value of Unexercised
                                                                   Options/SARs                   In-The-Money Options/SARs
                               Shares                            At June 30, 2003                      At June 30, 2003
                             Acquired on      Value     ----------------------------------    ---------------------------------
                             Exercise(#)   Realized ($)     Exercisable      Unexercisable        Exercisable     Unexercisable
                            ------------   ------------     -----------      -------------        -----------     -------------

James W. Cameron, Jr.                0           0          100,000(1)                 0              $0               $0

Jeffrey S. McCormick                 0           0        5,307,143            5,800,000(2)         $2,250             $0

------------------------------------------------
(1) On September 30, 2003, 75,000 options expired as a result of Mr. Cameron's resignation as the Company's Chief Financial Officer and member of the Board of Directors.
(2) Subsequent to June 30, 2003, Mr. McCormick resigned as the Company's Chief Executive Officer. As a result of his resignation, Mr. McCormick's employment agreement was terminated. Pursuant to the terms of the option agreements, the remaining 5,800,000 options immediately vest and are now exercisable.

Amounts shown under the column "Value of Unexercised In-The-Money Options at June 30, 2003," represent the difference between the trading price of a share of common stock underlying the options at June 30, 2003, of $0.08 per share (the closing price on June 30, 2003, as reported by the OTC Bulletin Board) less the corresponding exercise price of such options.

EMPLOYMENT AGREEMENT WITH JEFFREY S. MCCORMICK

In April 2000, the Company entered into an employment agreement with Mr. McCormick to become its Chief Executive Officer effective February 17, 2000. Beginning July 1, 2000 and for the remaining term of Mr. McCormick's employment, the Board shall nominate him to serve as a Director of the Company. The initial term of the agreement is 5 years, automatically continuing for successive terms of one (1) year unless terminated by either party by written notice at least 30 days prior to the end of the initial or any succeeding terms. The agreement established Mr. McCormick's initial annual base salary at $150,000 per year beginning May 1, 2000, and provided for a grant to Mr. McCormick of a non-qualified stock option to purchase up to 7,000,000 shares of the Company's common stock at an exercise price of $3.00 (the fair market value of the Company's common stock on the date of grant.)

In connection with Mr. McCormick's employment as the Company's Chief Executive Officer, on January 25, 2003, the Board of Directors approved the issuance of a non-qualified option grant to Mr. McCormick, to purchase up to 4,000,000 shares of common stock at the exercise price of $1.25 per share. The effective date of the option grant was November 7, 2002. Subject to acceleration events, the option grant was to vest over a four-year period, commencing with the vesting of the first 1,000,000 shares of common stock on January 31, 2003. No compensation expense was recorded in connection with this option grant, as the exercise price was greater than the fair value of the common stock at the option grant date.

On June 30, 2003, the Company accepted Mr. McCormick's resignation as its Chief Executive Officer, effective July 1, 2003. As a result of the resignation, the employment agreement with Mr. McCormick terminated and the options to purchase 7,000,000 shares and 4,000,000 shares of the Company's common stock granted in connection with Mr. McCormick's employment became fully vested and are exercisable pursuant to the terms of the respective option agreements.

                      EQUITY COMPENSATION PLAN INFORMATION

1993 STOCK OPTION/STOCK ISSUANCE PLAN

The 1993 Stock Option/Stock Issuance Plan (the "1993 Plan"), pursuant to which key employees (including officers) and consultants of the Company and the non-employee members of the Board of Directors may acquire an equity interest in the Company, was adopted by the Board of Directors on August 31, 1993 and became effective at that time. The 1993 Plan provided that up to 400,000 shares of common stock could be issued over the ten-year term of the 1993 Plan. As of June 30, 2003, shares available for future issuance under this plan were 36,173. This plan will expire as of September 30, 2003 or the date on which all shares available for issuance under the plan have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted under the plan or the issuance of shares under the stock issuance program.

1997 STOCK OPTION/STOCK ISSUANCE PLAN

The 1997 Stock Option /Stick Issuance Plan (the "1997 Plan"), pursuant to which key employees (including officers) and consultants of the Company and the non-employee members of the Board of Directors may acquire an equity interest in the Company, was adopted by the Board of Directors on November 18, 1997 and became effective at that time. The 1997 Plan was approved by the stockholders. An aggregate of 3,000,000 shares of common stock were issued over the five-year term of the 1997 plan. This plan expired as of November 18, 2002 and as of June 30, 2003, no shares are available for future issuance.

2002 STOCK OPTION PLAN

The 2002 Stock Option Plan (the "2002 Plan"), pursuant to which key employees (including officers) and consultants of the Company and the non-employee members of the Board of Directors may acquire an equity interest in the Company, was adopted by the Board of Directors on November 19, 2002 and became effective at that time. An aggregate of 3,000,000 shares of common stock may be issued over the five-year term of the 2002 plan. Subject to the oversight and review of the Board of Directors, the 2002 Plan shall generally be administered by a committee or subcommittee consisting of two or more members of the Board, all of whom are Outside Directors and who satisfy the requirements under the Exchange Act for administering this plan (the "Committee"). The grant date, the number of shares covered by an option and the terms and conditions for exercise of options shall be determined by the Committee, subject to the 2002 Plan requirements. The Board of Directors shall determine the grant date, the number of shares covered by an option and the terms and conditions for exercise of options to be granted to members of the Committee. As of June 30, 2003, shares available for future issuance under this plan were 2,920,000. This five-year plan will expire November 19, 2007.

EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS

We have issued certain officers of the Company options to purchase common stock pursuant to the agreements outside of our stock option plans (the "Agreements"). These are all non-statutory stock options. The grant of options under the Agreements was administered by the Compensation Committee, which has discretion to determine optionees, the number of shares to be covered by each option, the exercise schedule and other terms of the options. Shares subject to options under the Agreements may be exercised by delivery to the Company of a written option exercise agreement together with payment in full of the exercise price for the number of shares being purchased.

On January 25, 2003, the Board of Directors approved the issuance of a non-qualified option grant to Mr. Jeffrey S. McCormick, the Company's Chief Executive Officer, to purchase up to 4,000,000 shares of common stock at the exercise price of $1.25 per share. The effective date of the option grant was November 7, 2002. Subject to acceleration events, the option grant was to vest over a four-year period, commencing with the vesting of the first 1,000,000 shares of common stock on January 31, 2003. No compensation expense was recorded in connection with this option grant, as the exercise price was greater than the fair value of the common stock at the option grant date. Subsequent to the June 30, 2003, Mr. McCormick's employment agreement was terminated because of his resignation as the Company's Chief Executive Officer. Pursuant to the terms of the option agreement, all 4,000,000 options immediately vested and are exercisable.

During fiscal year 2000, in accordance with an employment agreement, the Company granted to Mr. McCormick, the Company's Chief Executive Officer stock options to purchase 7,000,000 shares of common stock at $3.00 per share, the fair market value of the Company's common stock on the date of grant. The options vest ratably over 5 years and expire on April 14, 2010. As of June 30, 2003, 4,200,000 options have vested, and 7,000,000 remain outstanding. Subsequent to June 30, 2003, Mr. McCormick resigned as the Company's Chief Executive Officer. As a result of his resignation, Mr. McCormick's employment agreement was terminated. Pursuant to the terms of the option agreement, all 7,000,000 options immediately vested and are exercisable.

In August 1993, the Company granted the then Chief Executive Officer and director, stock options to purchase shares of common stock with an expiration date of August 10, 2003, these options fully vested as of June 30, 1994. As of June 30, 2003, 370,000 options remain outstanding at a purchase price of $0.10. After cessation of employment these options remain exercisable until their expiration date. On August 10, 2003, all 370,000 options expired pursuant to the terms of the option agreement.

As of June 30, 2003, options to purchase a total of 11,370,000 shares, of common stock issued under the Agreements were outstanding. The weighted average exercise price per share was $2.29 as of June 30, 2003.

The following table sets forth certain information as of June 30, 2003, concerning securities issued under all equity compensation plans (including individual compensation arrangements) of the Company:


                                                                                                Number of Securities
                                                                           Weighted-Average    Remaining Available for
                                                                            Exercise Price      Future Issuance Under
                                                 Number of Securities to    of Outstanding       Equity Compensation
                                                 be Issued Upon Exercise       Options,            Plans (Excluding
                Plan Category                    of Outstanding Options,     Warrants and      Securities Reflected in
                                                   Warrants and Rights          Rights               Column (a))
                                                           (a)                   (b)                    (c)
----------------------------------------------- -------------------------- ----------------- --------------------------
Equity compensation plans approved by
security stockholders:
    1993 Stock Option/Stock Issuance Plan                     135,000           $1.72                      36,173
    1997 Stock Option/Stock Issuance Plan                   1,354,648           $2.07                           0
    2002 Stock Option Plan                                     80,000           $0.72                   2,920,000
                                                -------------------------- ----------------- --------------------------
Sub-total                                                   1,569,648           $1.97                   2,956,173

Equity compensation plans not approved by security holders:
    Options, Warrants and Rights not
      pursuant to any plan
         Jeffrey S. McCormick                              11,000,000           $2.36                   N/A
         Other                                                370,000           $0.10                   N/A
                                                -------------------------- ----------------- --------------------------
Sub-total                                                  11,370,000           $2.29                   N/A

                                                -------------------------- ----------------- --------------------------
Total                                                      12,939,648           $2.25                   2,956,173



                         COMPANY STOCK PRICE PERFORMANCE

The Securities and Exchange Commission regulations require the stock price performance graph below. This graph shall not be deemed to be filed under the Securities Act or Exchange Act, or incorporated by reference by any general statement incorporating this proxy statement by reference into any filing made under the Securities Act or Exchange Act, except to the extent that we specifically incorporate this graph by reference.

The following graph compares the cumulative total shareholder returns for the period commencing on the quarter ended September 1998 and ending on the quarter ended June 2003 (fiscal year end) on our common stock with the Nasdaq Composite Market Index and the Nasdaq Computer and Data Processing Services Index. The graph assumes an initial investment of $100 and reinvestment of any dividends. The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.


                                 [GRAPH OMITTED]

                             PRINCIPAL STOCKHOLDERS

The following table sets forth certain information as to (i) the persons or entities known to the Company to be beneficial owners of more than 5% of the Company's common stock as of October 8, 2003, (ii) all directors of the Company,
(iii) all executive officers of the Company and (iv) all directors and executive officers of the Company as a group. The number of shares or common stock outstanding on October 8, 2003 was 72,476,014. Unless otherwise indicated, the address for each listed stockholder is 629 J Street, Sacramento, California 95814.


                                                     Common Stock
                                         -----------------------------------
  Name of Beneficial Owner               Number of Shares            Percent
  ------------------------               ----------------            -------

James W. Cameron, Jr.                      7,217,146 (1)              9.93%

Alan Baron                                3,249,142                   4.48%

Mark W. Rieger                               57,675 (2)                  *

Jeffrey S. McCormick                     18,861,802 (3)              22.57%
33 Jewel Court
Portsmouth, NH 03801

Edward L. Lammerding                         92,000 (4)                  *

J Steven Emerson Roth IRA                 3,971,428                   5.48%
1999 Avenue of Stars, #2530
Los Angeles, CA 90067

Dolphin Offshore Partners LP              4,371,428                   6.03%
129 E 17th Street
New York, NY 10003

All directors and executive officers     29,552,765(5)               35.30%
as a group (4 persons)

*    Less than 1.0%.

(1) Includes 25,000 shares issuable upon exercise of options, exercisable within 60 days, none of which are subject to repurchase, and includes warrants to purchase 150,000 shares exercisable within 60 days, none of which are subject to repurchase.

(2) Includes 50,000 shares issuable upon exercise of options, exercisable within 60 days, none of which are subject to repurchase.

(3) Represents 5,919,048 shares of common stock owned by Saturn Partners Limited Partners. Mr. McCormick is a limited partner of Saturn Partners Limited Partners and the owner of Saturn Partners LLC, which is the sole general partner of Saturn Partners Limited Partners. Mr. McCormick disclaims beneficial ownership except to the extent of his pecuniary interest therein. Also includes 27,800 shares held by Saturn Asset Management Trust, a company of which Mr. McCormick controls, and 11,107,143 shares issuable upon exercise of options, exercisable within 60 days, none of which are subject to repurchase.

(4) Represents 92,000 shares issuable upon exercise of options, exercisable within 60 days, none of which are subject to repurchase.

(5)  Includes 11,249,143 shares issuable upon exercise of options.

                       APPOINTMENT OF INDEPENDENT AUDITORS

Ernst & Young LLP, has been selected as the Company's independent auditors for the year ended June 30, 2003. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

During the year ended June 30, 2003, the following fees were paid for services provided by Ernst & Young LLP.

AUDIT FEES.

The aggregate fees paid for the annual audit and/or the review of Alternative Technology Resources, Inc.'s financial statements included in the Company's Form 10-Qs and Form 10-K for the fiscal year ended June 30, 2003, amounted to $157,400.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES.

During the fiscal year ended June 30, 2003, the Company paid no fees to Ernst & Young LLP related to the design or implementation of a hardware or software system to compile source data underlying Alternative Technology Resources, Inc.'s financial statements or generate information significant to Alternative Technology Resources, Inc.'s financial statements.

AUDIT RELATED FEES.

The aggregate audit related fees paid to Ernst & Young LLP for fiscal year ended
June  30,  2003  amounted  to  $12,500  for  accounting   consultation  and  SEC
registration statements.

ALL OTHER FEES.

The aggregate fees paid for other non-audit services, including fees for tax related services, rendered by Ernst & Young LLP during the Company's most recent fiscal year ending June 30, 2003 amounted to $18,780.

                                  OTHER MATTERS

As of the date of this proxy statement, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the Annual Meeting of Stockholders. If other matters properly come before the Annual Meeting, those persons named in the accompanying proxy will vote in accordance with their judgment.

PROPOSALS OF STOCKHOLDERS

To be considered for inclusion in the Company's Proxy Statement and form of proxy for next year's annual meeting, shareholder proposals must be delivered to the Company's Secretary, 629 J Street, Sacramento, California 95814, no later than 5:00 p.m. on June 30, 2004. However, if the date of next year's annual meeting is set more than 30 days from the date of this year's meeting, the notice must be received by the Secretary in a reasonable time before we mail our proxy statement. All proposals must meet the requirements of Rule 14a-8 of the Exchange Act.

For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year's annual meeting, SEC rules permit management to vote proxies in its discretion if the Company (a) receives notice of the proposal before the close of business on September 14, 2004, and advises shareholders in the next year's proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on September 14, 2004.

Notices of intention to present proposal at the 2004 Annual Meeting should be address to Alternative Technology Resources, Inc., 629 J Street, Sacramento, California 95814, Attention: Secretary. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                             ADDITIONAL INFORMATION

The Annual Report on Form 10-K for the fiscal year ended June 30, 2003 is being mailed concurrently with this proxy statement. Copies of the exhibits to our Annual Report on Form 10-K will be provided to any requesting stockholder. Stockholders should direct their request to: Corporate Secretary, Alternative Technology Resources, Inc., 629 J Street, Sacramento, California 95814.

ALL STOCKHOLDERS ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS MAY REVOKE THE PROXY IF THEY DESIRE AT ANY TIME BEFORE IT IS VOTED.


                                          Alternative Technology Resources, Inc.
                                          By Order of the Board of Directors


                                          /s/ Alan Baron
October 28, 2003                          Alan Baron
Sacramento, California                    Chairman of the Board

                     ALTERNATIVE TECHNOLOGY RESOURCES, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                Annual Meeting of Stockholders - December 3, 2003

     The undersigned stockholder of ALTERNATIVE TECHNOLOGY RESOURCES, INC. (the "Company"), revoking all previous proxies, hereby appoints ALAN BARON and MARK
W. RIEGER, or any of them, as proxies of the undersigned, and authorizes either or both of them to vote all shares of the Company's Common Stock held of record by the undersigned as of the close of business on October 8, 2003 at the Annual Meeting of Stockholders of the Company to be held on Wednesday, December 3, 2003, at 10:00 a.m., local time, at 629 J Street, Sacramento, California 95814, and at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), according to the votes the undersigned would be entitled to cast if then personally present.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES AND "FOR" PROPOSAL TWO:

PROPOSALS (For full detail of each item, please see the enclosed Notice of Meeting and Proxy Statement.)

1. To elect the following nominees to serve as directors, each to hold office until 2004 annual meeting of shareholders or until his/her successor has been duly elected and qualified.

     Nominees:     Alan Baron         Mark W. Rieger        Jeffrey S. McCormick

     ________ FOR ALL NOMINEES              ________  WITHHOLD AUTHORITY FOR ALL
              (EXCEPT AS SPECIFIED)

     (Instruction: To withhold authority to vote for any individual nominee, strike a line through his/her name in the list above.)

2. To amend the Company's Certificate of Incorporation to change our corporate name from Alternative Technology Resources, Inc. to National Healthcare Exchange Services, Inc.

     ________ FOR                ________ AGAINST             ________ ABSTAIN

3.   To transact such other business as may properly come before the Meeting.

     ________ FOR                ________ AGAINST             ________ ABSTAIN

     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF THE ANNUAL MEETING AND THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said proxy may do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted regardless of whether the stockholder's name is signed as set forth below or a seal affixed or the descriptions, authority or capacity of the person signing is given or any other defect of signature exists.

     Please complete, sign and date this Proxy and return it promptly in the enclosed envelope regardless of whether or not you plan to attend the Annual Meeting.

                                           DATED:__________________ , 2003


                                           -------------------------------------
                                           Signature


                                           -------------------------------------
                                           Signature if held jointly

     Please sign this Proxy exactly as the name appears in the address above. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, such as attorney-in-fact, executor, administrator, trustee or guardian, please give full title and attach evidence of authority. If signer is a corporation, please sign the full corporate name and an authorized officer should sign his name and title and affix the corporate seal.